Exhibit 10.14

FIRST AMENDMENT

TO

AMENDED AND RESTATED LEASE AGREEMENT

(Ancala Country Club – Scottsdale, Arizona)

This FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT (this “First Amendment”) is entered into as of April 6, 2011 and made effective as of January 1, 2011, by and between CNL INCOME EAGL SOUTHWEST GOLF, LLC, a Delaware limited liability company (“Landlord”), and EVERGREEN ALLIANCE GOLF LIMITED, L.P., a Delaware limited partnership (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Amended and Restated Lease Agreement dated as of March 31, 2009 (the “Lease”), pursuant to which Landlord leases to Tenant the property identified and described in the Lease. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the meanings given to such terms in the Lease; and

WHEREAS, Landlord and Tenant desire to confirm that the Lease is in full force and effect and to amend the Lease as specifically provided in this First Amendment only.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. The above recitals are true and correct and are hereby incorporated by this reference.

2. Amendments.

2.1 Article 1 of the Lease is hereby amended to add the following definitions after the definition of “Transfer of Tenant” and before the definition of “Unfunded Capex Reserve Expenditures”:

““True-Up Amount” shall have the meaning given such term in Section 3.2.3.”

“True-Up Date” shall have the meaning given such term in Section 3.2.3.

“True-Up Lower Rent Tranche” shall have the meaning given such term in Section 3.2.3.”

2.2 Section 3.2.1 of the Lease is hereby amended in its entirety to read as follows:

“3.2.1 Calculation of Minimum Rent. Tenant shall pay Minimum Rent during each Accounting Year in an amount equal to the sum of the product of (a) the applicable “Lease Rate” set forth in the table entitled “Lease Rate Schedule” set forth on Exhibit B-1 attached hereto (the “Lease Rate”), multiplied by (b) the Adjusted Lease Basis. The Lease Rate shall be subject to adjustment on an annual basis in accordance with the “Lease Rate Schedule” table set forth on Exhibit B-1 based upon the amount of Aggregate Total Facility Revenues for the applicable Lease Year; provided, however, that (i) the Lease Rate shall be subject to a floor rate, with such floor rate to increase annually in accordance with the “Lease Rate Floor Schedule” table set forth on Exhibit B-1, regardless of the amount of Aggregate Total Facility Revenues for the applicable Lease Year (each, a “Lease Rate Floor”), and (ii) the Lease Rate shall be capped at, and shall never exceed, 9.50% (the “Lease Rate Cap”). Commencing Lease Year 2011 and for each Lease Year thereafter, the Lease Rate shall be the greater of (x) the Lease Rate set forth in the “Lease Rate Schedule” table on Exhibit B-1, based upon the Aggregate Total Facility Revenues for the immediately preceding Lease Year, or (y) the Lease Rate set forth in the “Lease Rate Floor Schedule” table on Exhibit B-1 for the then current Lease Year. By way of example only, if Aggregate Total Facility Revenues for Lease Year 2012 are $144,000,000, then the Lease Rate for Lease Year 2013 shall be 5.50%; and if Aggregate Total Facility Revenues for Lease Year 2012 are $137,000,000, then the Lease Rate for Lease Year 2013 shall be 5.25%, and not 5.00%, because the Lease Rate Floor for Lease Year 2013 is 5.25%.”

2.3 Exhibit B-1 (Minimum Rent) of the Lease shall be amended in its entirety to read as set forth on “Exhibit B-1 (Minimum Rent)” attached to this First Amendment.

2.4 Section 3.2.3 of the Lease is hereby amended in its entirety to read as follows:

“3.2.3 Annual Reconciliation of Minimum Rent. Commencing with Lease Year 2011, Tenant shall, no later than twenty (20) days following the end of each Lease Year during the Term, furnish to Landlord for such Lease Year a complete statement (the “Annual Operations Statement”) certified as true and correct by the Chief Financial Officer of Tenant (or of Tenant’s general partner or managing member, if applicable) setting forth with respect to such Lease Year, in reasonable detail, the amount of actual Aggregate Total Facility Revenues for such Lease Year. No later than twenty (20) days following the receipt by Landlord of the Annual Operations Statement (the “True-Up Date”), the amount of aggregate Minimum Rent paid by Tenant for such Lease Year shall be “trued-up” against the amount of aggregate Minimum Rent actually due with respect to such Lease Year (the “True-Up Amount”), which True-Up Amount shall be an amount equal to the sum of (a) the product of the Adjusted Lease Basis multiplied by the Lease Rate applicable to the Tranche of Aggregate Total Facility Revenues immediately below the Tranche in which the Aggregate Total Facility Revenues fall for such Lease Year (the “True-Up Lower Rent Tranche”) as set forth on Exhibit B-1, plus (b) 34.73% of the amount which equals the actual Aggregate Total Facility Revenues for such Lease Year (as set forth in the applicable Annual Operations Statement) less the maximum amount of the True-Up Lower Rent Tranche. If the amount of aggregate Minimum Rent paid by Tenant for such Lease Year exceeds the True-Up Amount for such Lease Year, then Landlord shall credit such overpayment against the next installment or installments of Minimum Rent falling due (or, if this Lease shall have terminated other than by reason of Tenant’s default or if Landlord so elects to do so, will pay the amount of such overpayment to Tenant no later than ten (10) days following the True-Up Date); provided, however, that Tenant shall not be entitled to receive such overpayment (or portion thereof, as applicable) if payment of same by Landlord would result in Tenant having paid aggregate Minimum Rent for such Lease Year at a Lease Rate below the Lease Rate Floor for such Lease Year. If, on the other hand, the True-Up Amount for such Lease Year exceeds the amount of aggregate Minimum Rent paid by Tenant for such Lease Year, then Tenant shall pay the outstanding balance to Landlord no later than ten (10) days following the True-Up Date. By way of example only, if Aggregate Total Facility Revenues for Lease Year 2012 equal $137,750,000, the True-Up Amount shall be $21,727,056, which amount is equal to the sum of $21,367,353 (which amount is the product of 4.75% [the Lease Rate applicable to Tranche 3] multiplied by $449,839,000 [the Adjusted Lease Basis]), plus $359,703 (which amount equals $137,750,000 [Aggregate Total Facility Revenues for Lease Year 2012] less $136,714,286 [the maximum amount applicable to Tranche 3] which equals $1,035,714, multiplied by 34.73%, which equals $359,703). Accordingly, if the Lease Rate upon which aggregate Minimum Rent was paid for Lease Year 2012 was 5.00% (based on 2011 actual Aggregate Total Facilities Revenues) multiplied by $449,839,000 = $22,492,000, then Landlord would be required to pay Tenant $764,944 pursuant to the true-up provisions of this Section 3.2.3 for Lease Year 2012.”

2.5 The first sentence of Section 3.9.1 of the Lease shall be amended to insert the word “Tenant” between the words “and” and “shall” after the defined term “(the “Variable Security Deposit Reserve Account”)” and, accordingly, the first sentence of Section 3.9.1 of the Lease shall read as follows:

“With respect to the Leases on an aggregate basis, on or prior to the date hereof, Landlords (or a Parent or designated Affiliate of Landlords) shall establish an interest bearing security deposit reserve account in a bank (the “Deposit Bank”) designated by Landlords (or a Parent or designated Affiliate of Landlords) (the “Variable Security Deposit Reserve Account”), and Tenant shall maintain monthly minimum balances therein in accordance with the “Required Variable Security Deposit Reserve Balance Schedule” table set forth on Schedule 3.9 attached hereto, subject to Section 21.5 hereof (the “Required Variable Security Deposit Reserve Balance(s)”).”

2.6 Schedule 3.9 (Required Variable Security Deposit Reserve Balance Schedule) of the Lease shall be amended in its entirety to read as set forth on “Schedule 3.9 (Required Variable Security Deposit Reserve Balance Schedule)” attached to this First Amendment.

2.7 Schedule 5.2 (Annual Capex Reserve Percentage Schedule) of the Lease shall be amended in its entirety to read as set forth on “Schedule 5.2 (Annual Capex Reserve Percentage Schedule)” attached to this First Amendment.

2.8 Section 10.2 of the Lease shall be amended in its entirety to read as follows:

“10.2 Escrow and Disbursement of Insurance Proceeds. If this Lease is not otherwise terminated pursuant to Section 10.1, then in the event of a casualty resulting in a loss to any of the Leased Property in an amount greater than One Hundred Thousand and No/100 Dollars ($100,000.00) (in the case of Leased Property constituting trees or other landscaping, as determined by the insurance carrier, and in the case of all other Leased Property, as determined by an architect or engineer selected by Landlord), the proceeds of all insurance policies maintained by Tenant shall be deposited in Landlord’s name in an escrow account at a bank or other financial institution designated by Landlord, and shall be used by Tenant for the repair, reconstruction or restoration of the Leased Property to its original condition or as otherwise mutually agreed-upon between Landlord and Tenant. Tenant shall, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence acceptable to Landlord that at all times the undisbursed portion of the escrowed insurance proceeds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. Landlord may, at its option, require, prior to advancement of said escrowed insurance proceeds (i) approval of plans and specifications by an architect or other design professional appropriate under the circumstances and approved by Landlord and Tenant (which approval shall not be unreasonably withheld or delayed), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) unconditional lien waivers of general contractors, if available, (v) evidence of approval by all Governmental Agencies and other regulatory bodies whose approval is required, and (vi) such other terms as a Mortgagee or lender of Landlord may reasonably require. In the case of Leased Property not constituting trees or other landscaping, the escrowed insurance proceeds shall be disbursed by Landlord, not more than bi-weekly, upon (y) certification of the architect or engineer selected by Tenant (with the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) and having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration, and (z) submittal by Tenant of a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord). In the case of Leased Property constituting trees or other landscaping, the escrowed insurance proceeds shall be disbursed by Landlord, not more than bi-weekly, upon submittal by Tenant of a written requisition and substantiation therefor by either, in Landlord’s sole discretion, (y) Landlord, or (z) an arborist selected by Tenant (with the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) and having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall obtain, and make available to Landlord, receipted bills and, upon completion of said work, full and final waivers of lien. Upon Tenant’s completion of the repair, replacement, reconstruction or restoration of the applicable Leased Property to its original condition, or as otherwise mutually agreed-upon between Landlord and Tenant, in accordance with the terms of Section 10.1 above and this Section 10.2, any and all funds remaining in the escrow account shall be promptly transferred by Landlord to the Capex Reserve account. In the event of a casualty resulting in a loss payment for the Leased Property in an amount equal to or less than One Hundred Thousand and No/100 Dollars ($100,000.00), (a) the proceeds shall be paid to Tenant and shall be applied by Tenant towards the repair, replacement, reconstruction or restoration of the applicable Leased Property to its original condition, or as otherwise mutually agreed-upon between Landlord and Tenant, in accordance with the terms of Section 10.1 above and this Section 10.2, and (b) in the event that the amount of such proceeds paid to Tenant shall exceed the amount of proceeds expended by Tenant for the repair, reconstruction and restoration of the applicable Leased Property, such excess amount shall be promptly transferred by Tenant to the Capex Reserve account. Any and all loss adjustments with respect to losses payable hereunder shall require the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All salvage resulting from any risk covered by insurance shall belong to Tenant, provided any rights to the same have been waived by the insurer. In addition, notwithstanding anything in this Lease to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall pay for all repairs, reconstruction or alterations up to the full amount of such deductible (and provide evidence of such payment to Landlord by documentation reasonably acceptable to Landlord) before any insurance proceeds are used for repairs, reconstruction or alterations.”

2.9 Section 21.3 of the Lease shall be amended in its entirety to read as follows:

“21.3. Termination During Lease Years 2009-2013. Notwithstanding anything to the contrary contained herein, at any time during the period commencing on the Effective Date and ending on December 31, 2013, Landlord and Affiliated Landlords, as applicable, shall have the right, exercisable in their sole and absolute discretion and for any reason or no reason, to terminate this Lease and up to twenty-four (24) Affiliated Leases in the aggregate, to be selected by Landlord and Affiliated Landlords in their sole and absolute discretion. In the event that Landlord shall elect to terminate this Lease pursuant to the preceding sentence, provided that Tenant is not then in Default under this Lease, Landlord agrees that (a) the minimum and maximum Aggregate Total Facility Revenues threshold amounts upon which the Minimum Rent Lease Rate is based, as required by Section 3.2 hereof, shall each be reduced by an amount equal to 3.70% of each minimum and maximum Aggregate Total Facility Revenues threshold amount set forth on Exhibit B-1 attached hereto, and (b) the minimum and maximum levels of Aggregate Total Facility Revenues used to determine the then applicable Annual Capex Reserve Percentage that are set forth on Schedule 5.2 shall each be reduced by an amount equal to 3.70% of each minimum and maximum Aggregate Total Facility Revenues threshold amount set forth on Exhibit B-1 attached hereto.”

2.10 All four (4) references to “3.95%” in Section 21.1.2 of the Lease shall be amended to read “3.70%”.

2.11 In Section 21.5.1 of the Lease, clause (a) thereof shall be deleted in its entirety and the two (2) references to “3.95%” shall be amended to read 3.70%” and, accordingly, Section 21.5.1 of the Lease shall be amended in its entirety to read as follows:

“21.5.1 In the event that Landlord elects to terminate this Lease upon consummation of the sale (a “Sale Transaction”) of all or substantially all of Landlord’s interest in the Leased Property by Landlord to a bona-fide third-party purchaser (a “Third-Party Purchaser”), and provided that this Lease is then in full force and effect and Tenant is not then in Default under this Lease, Landlord agrees that (a) the minimum and maximum Aggregate Total Facility Revenues threshold amounts upon which the Minimum Rent Lease Rate is based, as required by Section 3.2 hereof, shall each be reduced by an amount equal to 3.70% of each minimum and maximum Aggregate Total Facility Revenues threshold amount set forth on Exhibit B-1 attached hereto, and (b) the minimum and maximum levels of Aggregate Total Facility Revenues used to determine the then applicable Annual Capex Reserve Percentage that are set forth on Schedule 5.2 shall each be reduced by an amount equal to 3.70% of each minimum and maximum Aggregate Total Facility Revenues threshold amount set forth on Exhibit B-1 attached hereto. In the event that Landlord elects to assign its interests in this Lease in connection with a Sale Transaction, this Section 21.5 shall not apply to such assigned Lease or to Third-Party Purchaser, as successor “Landlord” under the assigned Lease, and, in such case, from and after the date of such assignment, this Section 21.5 shall be of no further force or effect and shall be null and void.”

2.12 With respect to all notices to be addressed to Landlord, the applicable portion of Section 23.10(b) of the Lease shall be amended in its entirety to read as follows:

“(b) All such notices shall be addressed,

if to Landlord, to	CNL Income EAGL Southwest Golf, LLC c/o CNL Lifestyle Properties, Inc. 450 S. Orange Avenue Orlando, Florida 32801
	Attention:	Tammie A. Quinlan, Chief Financial Officer, and Holly Greer, Vice President and Associate General Counsel
Fax: (407) 540-2544”

3. Limited Waiver. In consideration of the agreements and obligations of Tenant set forth in Section 2 of this First Amendment, Landlord hereby agrees that, notwithstanding anything in Section 21.1.1 of the Lease to the contrary, if Tenant shall fail to satisfy its obligation under Section 21.1.1 to pay Minimum Rent at a Lease Rate of at least 6.0% for Fiscal Year 2010 and/or Fiscal Year 2011 on or before the expiration of the Lease Rate Cure Period, such failure shall not be deemed an Event of Default by Tenant under the Leases; provided, however, that it is expressly understood and agreed by Landlord and Tenant that the foregoing (i) shall be a one-time waiver by Landlord of Tenant’s obligations under Section 21.1.1 of the Lease, shall be limited to Tenant’s obligation with respect to the payment of Minimum Rent for Fiscal Year 2010 and/or Fiscal Year 2011, as applicable, only, and Tenant’s obligation to fully comply with the provisions of Section 21.1.1 of the Lease with respect to Fiscal Year 2012 and each Fiscal Year thereafter during the Term shall remain in full force and effect, (ii) shall not be construed or deemed in any manner whatsoever to constitute a concession or forgiveness of Rent, Additional Rent, Additional Charges or of any other applicable payment obligations by Tenant under the Lease, (iii) shall not, and does not, constitute a waiver by Landlord of Landlord’s right to terminate any one (1) of more of the Leases in the event that Tenant shall fail to satisfy its obligation under Section 21.1.1 to pay Minimum Rent at a Lease Rate of at least 6.0% for Fiscal Year 2010 and/or Fiscal Year 2011 on or before the expiration of the Lease Rate Cure Period, and (iv) shall not, and does not, other than as specifically set forth in this Section 3 of this First Amendment, constitute a waiver of any other rights or remedies of Landlord to fully enforce the terms and conditions of the Lease, and, accordingly, all terms and provisions of, and rights and remedies of Landlord under, the Lease hereby remain in full force and effect, subject to the limited waiver set forth this Section 3 of this First Amendment.

4. Conflicting Terms. In the event of any conflict between the terms and provisions of this First Amendment and any terms and provisions of the Lease, the terms and provisions of this First Amendment shall control.

5. Binding Effect. This First Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

6. Execution in Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7. Further Assurances. Landlord covenants with Tenant, and Tenant covenants with Landlord that each will execute, procure and deliver any additional documents necessary to establish the rights of the other hereunder.

8. No Further Amendments. Except as herein specifically amended by this First Amendment, all other terms and conditions of the Lease will remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

LANDLORD: CNL INCOME EAGL SOUTHWEST GOLF, LLC, a Delaware limited liability company

By:	/s/ Holly Greer
Name:	Holly Greer
Title:	Vice President

TENANT: EVERGREEN ALLIANCE GOLF LIMITED, L.P., a Delaware limited partnership

By:	PREMIER GOLF EAGL GP, L.L.C., a Delaware limited liability company, General Partner
By:	/s/ Lynn Marie Mallery
Name:	Lynn Marie Mallery
Title:	Vice President

“SCHEDULE 3.9

REQUIRED VARIABLE SECURITY DEPOSIT

RESERVE BALANCE SCHEDULE

Accounting Period	Required Variable Security Deposit Balance ($)
February 2009	1,450,000
March 2009	1,950,000
April 2009	3,975,000
May 2009	6,300,000
June 2009	8,850,000
July 2009	9,435,000
August 2009	9,435,000
September 2009	9,350,000
October 2009	8,930,000
November 2009	7,505,000
December 2009	4,940,000
January 2010	4,900,000
February 2010	6,700,000
March 2010	5,700,000
April 2010	5,200,000
May 2010	5,200,000
June 2010	3,500,000
July 2010	3,500,000
August 2010	3,500,000
September 2010	2,500,000
October 2010 and each month thereafter through December 2015	1,500,000
January 2016 and each month thereafter	10,000,000”

“EXHIBIT B-1- MINIMUM RENT

“Lease Rate Schedule”:

Tranches	Minimum Aggregate Annual Total Facility Revenues ($):	Maximum Aggregate Annual Total Facility Revenues ($):	Lease Rate:
Tranche 1	0	130,238,095	4.25%
Tranche 2	130,238,096	133,476,190	4.50%
Tranche 3	133,476,191	136,714,286	4.75%
Tranche 4	136,714,287	139,952,381	5.00%
Tranche 5	139,952,382	143,190,476	5.25%
Tranche 6	143,190,477	146,428,571	5.50%
Tranche 7	146,428,571	149,666,667	5.75%
Tranche 8	149,666,668	152,904,762	6.00%
Tranche 9	152,904,763	156,142,857	6.25%
Tranche 10	156,142,858	159,380,952	6.50%
Tranche 11	159,380,953	162,619,048	6.75%
Tranche 12	162,619,049	165,857,143	7.00%
Tranche 13	165,857,144	169,095,238	7.25%
Tranche 14	169,095,239	172,333,333	7.50%
Tranche 15	172,333,334	175,571,429	7.75%
Tranche 16	175,571,430	178,809,524	8.00%
Tranche 17	178,809,525	182,047,619	8.25%
Tranche 18	182,047,620	185,285,714	8.50%
Tranche 19	185,285,715	188,523,810	8.75%
Tranche 20	188,523,811	191,761,905	9.00%
Tranche 21	191,761,906	195,000,000	9.25%
Tranche 22	195,000,001	Above 195,000,001	9.50%

“Lease Rate Floor Schedule”:

Lease Rate Floor	Lease Year
5.25%	2010
4.25%	2011
4.75%	2012
5.25%	2013
5.75%	2014
6.25%	2015
6.45%	2016
6.65%	2017
6.85%	2018
7.05%	2019
7.25%	2020
7.45%	2021
7.65%	2022
7.85%	2023
8.05%	2024
8.25%	2025
8.45%	2026
8.65%	2027
8.85%	2028”

“SCHEDULE 5.2

ANNUAL CAPEX RESERVE PERCENTAGE SCHEDULE

Tranches	Minimum Aggregate Annual Total Facility Revenues ($):	Maximum Aggregate Annual Total Facility Revenues ($):	Annual Capex Reserve Percentage
Tranche 1	0	130,238,095	2.00%
Tranche 2	130,238,096	133,476,190	2.10%
Tranche 3	133,476,191	136,714,286	2.20%
Tranche 4	136,714,287	139,952,381	2.30%
Tranche 5	139,952,382	143,190,476	2.40%
Tranche 6	143,190,477	146,428,571	2.50%
Tranche 7	146,428,571	149,666,667	2.60%
Tranche 8	149,666,668	152,904,762	2.70%
Tranche 9	152,904,763	156,142,857	2.80%
Tranche 10	156,142,858	159,380,952	2.90%
Tranche 11	159,380,953	162,619,048	3.00%
Tranche 12	162,619,049	165,857,143	3.00%
Tranche 13	165,857,144	169,095,238	3.10%
Tranche 14	169,095,239	172,333,333	3.20%
Tranche 15	172,333,334	175,571,429	3.30%
Tranche 16	175,571,430	178,809,524	3.40%
Tranche 17	178,809,525	182,047,619	3.50%
Tranche 18	182,047,620	185,285,714	3.60%
Tranche 19	185,285,715	188,523,810	3.70%
Tranche 20	188,523,811	191,761,905	3.80%
Tranche 21	191,761,906	195,000,000	3.90%
Tranche 22	195,000,001	Above 195,000,001	4.00%”